ANALYTIC OPTIONED EQUITY FUND
SEI/FUND RESOURCES
530 SWEDESFORD ROAD
WAYNE, PA  19087

                       THE DEFENSIVE EQUITY PORTFOLIO OF
                         ANALYTIC OPTIONED EQUITY FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on August 27, 1998

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of The Defensive Equity Portfolio of Analytic Optioned Equity Fund (the "Fund"), will be held at the offices of the Fund, 700 South Flower Street, Suite 2400, Los Angeles, California 80017, on August 27, 1998, at 10:00 a.m., for the following proposal.

Only shareholders of record at the close of business on June 30, 1998, the record date for the Special Meeting, will be entitled to vote at the Special Meeting or any adjournments thereof.

                             YOUR VOTE IS IMPORTANT
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY

As a shareholder you are asked to attend the Special Meeting either in person or by proxy. If you are unable to attend the Special Meeting in person, we urge you to complete, sign, date, and return the enclosed proxy in the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the Special Meeting and avoid further solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Special meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: /X/

                                              KEEP THIS PORTION FOR YOUR RECORDS

--------------------------------------------------------------------------------
                 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND
                    DATED DETACH AND RETURN THIS PORTION ONLY
===============================================================================

ANALYTIC OPTIONED EQUITY FUND


Vote On Proposals                                     For    Against    Abstain

1.  To consider and vote on a proposed                / /      / /        / /
    Agreement and Plan of Reorganization (the
    "Agreement") between the Fund and PBHG
    Advisor Funds, Inc. ("PBHG Advisor
    Funds"), providing for (a) the acquisition of all of the assets of The Defensive
    Equity Portfolio Analytic Optioned Equity
    Fund (the "Fund") by PBHG Advisor
    Defensive Equity Fund, a Series of PBHG
    Advisor Funds, in exchange for Class A
    shares of the series of PBHG Advisor Funds, and (b) the liquidation and dissolution of the Fund, and the pro rata distribution of the Portfolio's holdings of PBHG Fund shares to its shareholders.


2.  To transact any other business that may           / /      / /        / /
    properly come before the Special Meeting.


----------------------------------------------

----------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]       Date

----------------------------------------------

----------------------------------------------
Signature (Joint Owners) Date
===============================================================================